Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our report dated July 3, 1997, with respect to the Statement of Excess of Revenues over Specific Operating Expenses of The Andrus Manufactured Home Communities for the year ended December 31, 1996, included in the Current Report (Form 8-K) dated July 30, 1997.





Phoenix, Arizona
August 11, 1997                                                ERNST & YOUNG LLP